10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
Utility and Telecommunications Fund
Security
Dupont Fabros Technology
Advisor
EIMCO
Transaction
 Date
10/19/07
Cost
"$1,209,663"
Offering Purchase
0.03%
Broker
Lehman Brothers
Underwriting
Syndicate
Members
UBS Investments
Citi
KeyBanc Capital Markets
Wachovia Securities


Fund
Utility and Telecommunications Fund
Security
Williams Pipeline Partners L.P.
Advisor
EIMCO
Transaction
 Date
1/22/08
Cost
"$75,000"
Offering Purchase
0.46%
Broker
Lehman Brothers
Underwriting
Syndicate
Members
Lehman Brothers
Citi
Merrill Lynch & Co
Wachovia Securities


Fund
Utility and Telecommunications Fund
Security
Visa Inc - Class A Shares
Advisor
EIMCO
Transaction
 Date
3/19/08
Cost
"$75,000"
Offering Purchase
0.02%
Broker
JP Morgan
Underwriting
Syndicate
Members
"Goldman, Sachs & Co. "
JP Morgan Securities Inc
"Wachovia Capital Markets, LLC"


Fund
Healthcare Fund
Security
Trans1 Inc.
Advisor
EIMCO
Transaction
 Date
10/16/07
Cost
"$270,000"
Offering Purchase
0.05%
Broker
Lehman Brothers
Underwriting
Syndicate
Members
Piper Jaffrey
Cowen and Company
Wachovia Securities



Fund

Security

Advisor

Transaction
 Date

Cost

Offering Purchase

Broker

Underwriting
Syndicate
Members



Fund

Security

Advisor

Transaction
 Date

Cost

Offering Purchase

Broker

Underwriting
Syndicate
Members



Fund

Security

Advisor

Transaction
 Date

Cost

Offering Purchase

Broker

Underwriting
Syndicate
Members